UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 23, 2024

(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PFG	Nasdaq Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

      Emerging growth company    ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders

Principal Financial Group, Inc. held its Annual Meeting of Shareholders on May 21, 2024 (the “Annual Meeting”). The result of each matter voted upon at the Annual Meeting is set forth below.

(1)	Election of Class II director nominees.

The shareholders elected as Class II directors, each to serve for a three-year term that expires at the annual meeting of shareholders to be held in 2027.

	VOTES FOR	VOTES AGAINST	ABSTAINED	BROKER NON-VOTES
Roger C. Hochschild	136,477,018	14,810,683	143,222	20,051,410
Daniel J. Houston	142,419,487	8,758,755	252,681	20,051,410
Diane C. Nordin	149,798,596	1,495,540	136,787	20,051,410
Alfredo Rivera	148,960,351	2,324,014	146,558	20,051,410

	Votes For	Votes Against	Abstained	Broker Non-Votes
(2) Advisory Vote to Approve Executive Compensation	144,597,913	6,488,259	344,751	20,051,410
(3) Ratification of Appointment of Independent Registered Public Accountants	163,094,880	8,191,181	196,272	---

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By:	/s/ Chris Agbe-Davies
Name:	Chris Agbe-Davies
Title:	Vice President, Associate General Counsel and Assistant Secretary

Date:    May 23, 2024